UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
June 25, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2015, Merchants Bancshares, Inc. (the “Company”) issued a press release announcing that on June 25, 2015, the Company and Merchants Bank (the “Bank”) entered into an employment agreement (the “Employment Agreement”) with Michael J. Cataldo, Senior Vice President and Director of Operations of the Company and the Bank. Pursuant to the Employment Agreement, Mr. Cataldo will be paid an annual base salary of $140,000. Mr. Cataldo will be eligible to receive an annual cash incentive compensation in an amount determined in accordance with the terms of the annual incentive plan adopted by the Company’s or the Bank’s Board of Directors, as applicable, from time to time. If Mr. Cataldo’s employment is terminated without “Cause” (as defined in the employment agreements) or Mr. Cataldo resigns for “Good Reason” (as defined in the Employment Agreement), Mr. Cataldo will receive an amount equal to his base salary paid out over 12 months from the date of termination, subject to Mr. Cataldo’s execution of a release of claims in favor of the Company or the Bank, as applicable. If termination without Cause or resignation for Good Reason occurs after March 31 of any calendar year, Mr. Cataldo will also receive a Prorated Bonus Amount (as defined in the Employment Agreement). Should Mr. Cataldo’s employment be terminated without Cause or Mr. Cataldo resigns for Good Reason within 24 months following a “Change in Control” (as defined in the Employment Agreement) of either the Company or the Bank, then Mr. Cataldo will receive a lump sum payment of (1) the Prorated Bonus Amount, plus (2) an amount equal to two times base salary, as well as be entitled COBRA health continuation coverage for a period of up to 12 months if the termination occurs before a Change in Control or up to 18 months if the termination occurs after a Change in Control. During Mr. Cataldo’s employment and severance period, he will be subject to noncompetition and nonsolicitation covenants; provided, however, that the noncompetition and nonsolicitation covenants will not apply if Mr. Cataldo’s employment terminates within 24 months after a Change in Control of either the Company or the Bank. The Company will provide a guaranty of all obligations of the Bank. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Employment Agreement by and between Merchants Bancshares, Inc., Merchants Bank and Michael Cataldo, entered into on June 25, 2015.

99.1	Press Release dated June 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Thomas J. Meshako
	Name:	Thomas J. Meshako
	Title:	Chief Financial Officer & Treasurer Principal Accounting Officer
Date: June 29, 2015